UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020 (June 16, 2020)

AT HOME GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-37849	45-3229563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 East Plano Parkway Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HOME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As detailed in the proxy statement of At Home Group Inc. (the “Company”) for the upcoming 2020 annual meeting of stockholders, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) began to expedite the shift of the Company's named executive officer compensation structure from a private-equity sponsor model to a mature public company model in fiscal 2020 and 2021. These efforts were influenced by the significant stockholder outreach conducted in the Fall 2019 and additional analyses of the Compensation Committee, with input from its independent compensation consultant.

Before the Compensation Committee finalized the fiscal year 2021 compensation program and established target annual compensation for the named executive officers, the COVID-19 pandemic began to significantly impact the U.S. economy and the Company’s operations. As part of the Board's decision to operate the Company to preserve liquidity given the uncertain economic environment, as well as the adverse impacts on the Company’s general employee population and stockholders, the Compensation Committee determined to delay the implementation of the planned changes to the Company’s compensation program and to re-evaluate target annual compensation for the named executive officers. The Compensation Committee and Board took action on June 16, 2020 to approve the fiscal year 2021 bonus structure and annual equity award program for the named executive officers, which reflects the Compensation Committee’s commitment resulting from the stockholder outreach to align the fiscal year 2021 compensation structure of the Company’s Chairman and Chief Executive Officer, Lewis L. Bird III, with the other named executive officers, including participation in the same bonus structure and similar annual equity award program.

Fiscal Year 2021 Bonus Structure

In recent years, the Company’s bonus plan for named executive officers was based on the achievement of two performance measures with specified weighting. The Company's performance for the fiscal year determined the achievement multiple through the use of an achievement table established annually by the Compensation Committee, and each named executive officer's bonus was equal to such person's bonus target (based upon a percentage of base salary) multiplied by the bonus multiplier.

Due to the impact of the COVID-19 pandemic, the Compensation Committee has determined that fiscal year 2021 management bonuses will be based upon quarterly financial, operational and/or other quantitative and qualitative measures tied to the revised budget and strategic plan for the remainder of fiscal year 2021, as well as the overall performance of the Company and the performance of the named executive officers as a group and individually. The bonus target for each named executive officer (based upon a percentage of base salary) was not changed for fiscal year 2021.

Grant of Nonqualified Stock Options

Since fiscal 2019, the Board has granted annual equity awards to executive officers, other than Mr. Bird, and other key employees to address incentive and retention objectives. Fiscal 2019 and 2020 annual grants consisted of restricted stock units (“RSUs”) (25% of target value) and nonqualified stock options (75% of target value).

On June 16, 2020, the Compensation Committee approved grants to the Company’s named executive officers, excluding Mr. Bird, of nonqualified options to purchase the Company’s common stock. On June 16, 2020, the independent directors of the Board approved a grant to Mr. Bird of nonqualified options to purchase the Company’s common stock. The stock options will be granted on June 22, 2020 (the “Grant Date”) pursuant to the terms and conditions of the Amended and Restated At Home Group Inc. Equity Incentive Plan (the “Equity Plan”) and a notice of grant and nonstatutory stock option award agreement in a form substantially similar to a form previously filed by the Company. The Committee determined that the annual equity awards for the named executive officers (other than Mr. Bird) would consist entirely of stock options since options deliver value to the holder that is aligned with stockholder return but, unlike performance stock units (“PSUs”), do not require the Committee to set objective performance metrics, which are very difficult to establish in light of the impact of the COVID-19 pandemic and therefore may not serve intended retention and incentive purposes.

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The stock options will have an exercise price equal to the closing price for the Company's common stock on the Grant Date. The stock options will vest in equal installments on each of the first three anniversaries of the Grant Date, subject to the participant's continued employment through each vesting date. The named executive officers will receive the following stock options as of the Grant Date:

Name and Principal Position	Number of Shares Underlying Option Award
Lewis L. Bird III Chairman and Chief Executive Officer	890,000
Peter S.G. Corsa Chief Operating Officer and President	230,000
Jeffrey R. Knudson Chief Financial Officer	180,000
Chad C. Stauffer Chief Merchandising Officer	190,000
Ashley F. Sheetz Chief Marketing Officer	100,000

Grant of PSUs

On June 16, 2020, the independent directors of the Board approved a grant of 80,000 PSUs to Mr. Bird, which will be granted as of the Grant Date. The PSUs granted to Mr. Bird have the same terms as the PSUs granted in September 2019 to the Company’s other named executive officers, which furthers the alignment of management to achieve such performance metrics. The PSUs will be granted pursuant to the terms and conditions of the Equity Plan and a notice of grant and PSU award agreement in a form substantially similar to a form previously filed by the Company. The PSUs vest based on achievement of the following two performance metrics over the eight fiscal quarters ending on January 29, 2022, subject to continued employment through January 29, 2022: (i) Comparable Store Sales growth (50%), and (ii) percentage expansion of Adjusted Net Income (50%). The performance measures are defined in the same manner as such terms are used for purposes of the Company's earnings releases furnished to stockholders. Management and the Board use these performance metrics to assess the Company's performance, to evaluate the effectiveness of business strategies, to make budgeting decisions and to compare the Company's performance against that of other peer companies using similar measures.

The number of shares, if any, deliverable upon settlement of the PSUs will equal 50% of target (for achievement of threshold performance levels), 100% of target (for achievement of target performance levels), and 200% of target (for achievement at or above maximum performance levels), with vesting between threshold, target, and maximum performance levels determined based on linear interpolation. If the grantee remains employed through a “change in control” (as defined in the Equity Plan) that occurs prior to the end of the performance period, the number of PSUs that would have vested based on actual performance determined as of the date of such change in control or, if greater, based on target performance, will remain issued and outstanding and eligible to vest subject only to the grantee’s continued employment with the Company through January 29, 2022 or an earlier termination without cause or resignation for good reason that occurs within one year following consummation of the change in control.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT HOME GROUP INC.

Date: June 19, 2020	By:	/s/ MARY JANE BROUSSARD
		Name:	Mary Jane Broussard
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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